Exhibit 10.46
 AMENDMENT NO. 1
TO
EXHIBIT A
TO
REVENUE SHARING DISTRIBUTION AGREEMENT
AND TO
 REVENUE SHARING, PARTNERSHIP AND DISTRIBUTION AGREEMENT
AS
REVISED AND AMENDED JUNE 1, 2010

This Amendment No. 1 (“Amendment No. 1”) to Exhibit A to the Revenue Sharing Distribution Agreement (“RSDA”) and to the Revenue Sharing, Partnership and Distribution Agreement (“RSPDA”), as Revised and Amended June 1, 2010, is entered into by and among Oculus Innovative Sciences, Inc., a Delaware corporation (“Oculus”), Innovacyn, Inc., a California corporation (“Innovacyn”) and Vetericyn, Inc., a California corporation (“Vetericyn”, and collectively, the “Parties”), as of September 1, 2010, by and among the Parties.

RECITALS

A.          Oculus, Innovacyn and Vetericyn previously executed that certain Exhibit A to the RSDA and to the RSPDA, as revised and amended, effective June 1, 2010.

B.           The Parties wish to modify certain terms of said Exhibit A on the terms and subject to the conditions set forth in this Amendment No. 1.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations contained in this Amendment No. 1, the Parties hereto agree as follows:

1.           Defined Terms For Calculations:  The definition for the term Vetericyn Base Price (“VBP”) shall be amended in its entirety to read as follows:

Vetericyn Base Price (“VBP”) is [    ]* per Units Sold. Commencing April 1, 2013, and annually thereafter during the Term, VBP shall be increased by the percentage increase, if any, in the Consumer Price Index – All Urban Consumers (West) over the preceding twelve month period.

2.           Defined Terms For Calculations:  The definition for the term Puracyn Base Price (“PBP”) shall be amended in its entirety to read as follows:

Puracyn Base Price (“PBP”) is [    ]* per Units Sold. Commencing April 1, 2013, and annually thereafter during the Term,  PBP shall be increased by the percentage increase, if any, in the Consumer Price Index – All Urban Consumers (West) over the preceding twelve month period.

3.           Defined Terms For Calculations:  The definition for the term Net Revenue – Vetericyn (“NRV”) shall be amended in its entirety to read as follows:

* Confidential material redacted and separately filed with the Commission

Net Revenue – Vetericyn (“NRV”) is gross revenue less (1) discounts, (2) allowances, (3) shipping costs (including order fulfillment costs) and (4) a deduction in the amount of [    ]* of gross revenue to compensate for sales and marketing representative costs.

4.           Defined Terms For Calculations:  The definition for the term Net Revenue – Puracyn (“NRP”) shall be amended in its entirety to read as follows:

Net Revenue – Puracyn (“NRP”) is gross revenue less (1) discounts, (2) allowances, (3) shipping costs (including order fulfillment costs) and (4) a deduction in the amount of [    ]* of gross revenue to compensate for sales and marketing representative costs.

5.           Conflict.  In the event of any conflict between the provisions of this Amendment No. 1 and the provisions of the RSDA or the RSPDA, the provisions of this Amendment No. 1 shall prevail and the provisions of the respective RSDA or RSPDA shall be deemed modified by this Amendment No. 1 as necessary to resolve such conflict.

6.           Effect of Amendment.  Except as expressly amended by this Amendment No. 1 and/or by the preceding sentence, the terms and provisions of the RSDA and the RSPDA shall continue in full force and effect.

OCULUS INNOVATIVE SCIENCES, INC.

By:	/s/ Jim Schutz
Name:	Jim Schutz
Title:	COO
Date:	November 1, 2010

INNOVACYN, INC.

By:	/s/ Richard E. Jones
Name:	Richard E. Jones
Title:	CFO
Date:	October 21, 2010

VETERICYN, INC.

By:	/s/ Richard E. Jones
Name:	Richard E. Jones
Title:	CFO
Date:	October 21, 2010

* Confidential material redacted and separately filed with the Commission